                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM 8-K/A

                                AMENDMENT NO. 1

                                       TO

                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) October 2, 1996
                                                ----------------------------

                             VSI Enterprises, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                     1-10927                   84-1104448
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)        (IRS Employer
     of incorporation)                                      Identification No.)


  5801 Goshen Springs Road, Norcross, Georgia                       30071
--------------------------------------------------------------------------------
  (Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code              (770) 242-7566
--------------------------------------------------------------------------------


                                  Not applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.


  (a)   Financial statements of business acquired.

        The following financial statements of Eastern Telecom, Inc. are filed with this report:

                     Nine months ended September 30, 1996 and 1995 Year ended December 31, 1995
                     Year ended December 31, 1994

  (b)   Pro forma Financial Information

        The following unaudited pro forma condensed consolidated financial statements are filed with this report:

                     Introduction
                     Pro forma Condensed Consolidated Balance Sheet:
                        September 30, 1996


                     Pro forma Condensed Consolidated Statement of Operations:
                        Nine months ended September 30, 1996
                        Year ended December 31, 1995

                         [LETTERHEAD ERNST & YOUNG LLP]

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders
Eastern Telecom, Inc.
Warwick, RI

We have audited the accompanying balance sheets of Eastern Telecom, Inc. as of December 31, 1995 and 1994, and the related statements of income and retained earnings, and cash flows for the years ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eastern Telecom, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years ended, in conformity with generally accepted accounting principles.



/s/ Ernst & Young LLP


Providence, Rhode Island
February 24, 1996

BALANCE SHEETS
Eastern Telecom, Inc.

                                                          September 30,     December 31,      December 31,
                                                              1996              1995              1994
                                                           (Unaudited)
----------------------------------------------------------------------------------------------------------
ASSETS

Current assets:
   Cash and cash equivalents                                $   16,997        $  198,157          $  3,610
   Accounts receivable, trade                                1,442,969           917,501           649,631
   Loans to shareholders                                             0                 0            13,795
   Prepaid expenses                                             15,208            25,018                 0
                                                            ----------        ----------          --------

Total current assets                                         1,475,174         1,140,676           667,036
                                                            ----------        ----------          --------
Property, plant and equipment:
   Office furniture and equipment                              201,271           201,271           124,672
   Less: Accumulated depreciation                              (92,606)          (70,235)          (44,965)
                                                                ------            ------            ------
                                                               108,665           131,036            79,707
                                                            ----------        ----------          --------

Other assets                                                     3,500             3,500                 0
Total assets                                                $1,587,339        $1,275,212          $746,743
                                                            ==========        ==========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable, trade                                  $        0        $   48,871          $ 62,038
   Accrued expenses                                            318,034           227,594           261,601
                                                            ----------        ----------          --------

Total current liabilities                                      318,034           276,465           323,639

Stockholders' equity:
   Common stock, no par value:
      8,000 shares authorized; 200 shares issued
      and outstanding in 1995 and 1994, respectively             1,000             1,000             1,000
   Retained earnings                                         1,268,305           997,747           543,552
                                                            ----------        ----------          --------

Total stockholders' equity                                   1,269,305           998,747           544,552
                                                            ----------        ----------          --------

Total liabilities and stockholders' equity                  $1,587,339        $1,275,212          $746,743
                                                            ==========        ==========          ========

STATEMENTS OF INCOME AND RETAINED EARNINGS
Eastern Telecom, Inc.

                                          Nine months         Nine months
                                             ended               ended                  Year Ended
                                         September 30,      September 30,               December 31,
                                             1996                 1995              1995             1994
                                          (Unaudited)
------------------------------------------------------------------------------------------------------------
Revenues                                   $4,012,356          $ 3,407,983       $ 4,618,014      $ 3,263,435

Costs and expenses
  Salaries and commissions                  2,006,178            1,703,992         2,286,464        1,419,383
  Selling, general and administrative         707,049              412,523           519,705          456,415
  Depreciation expense                         22,371               16,876            25,270           18,782
                                           ----------          -----------       -----------      -----------

                                            2,735,598            2,133,391         2,831,439        1,894,580
                                           ----------          -----------       -----------      -----------

Income before income taxes                  1,276,758            1,274,592         1,786,575        1,368,855

Income taxes                                   26,000               25,000            34,292           38,443
                                           ----------          -----------       -----------      -----------

Net income                                  1,250,758            1,249,592         1,752,283        1,330,412

Retained earnings at beginning of year        997,747              543,552           543,552          228,796
Less: Subchapter S distribution              (980,200)          (1,133,225)       (1,298,088)      (1,015,656)
                                           ----------          -----------       -----------      -----------

Retained earnings at end of year           $1,268,305          $   659,919       $   997,747      $   543,552
                                           ==========          ===========       ===========      ===========

STATEMENTS OF CASH FLOWS
Eastern Telecom, Inc.

                                                               Nine months     Nine months
                                                                  ended           ended
                                                              September 30,   September 30,        Year ended December 31,
                                                                   1996            1995            1995              1994
                                                               (Unaudited)
------------------------------                              ------------------------------------------------------------------
Cash flows from operating activities:
   Net income                                               $1,250,758     $ 1,249,952         $ 1,752,283        $ 1,330,412
   Adjustments to reconcile net income to net
      cash provided by operating activities:
      Depreciation                                              22,371          16,876              25,270             18,782
      Increase (decrease) in cash from changes
         in assets and liabilities:
            Accounts receivable                               (525,468)       (110,121)           (267,870)          (437,084)
            Prepaid expenses                                     9,810               0             (25,018)                 0
            Accounts payable and accrued expenses               41,569         305,438              74,274            140,640
            Other assets                                             0          13,795              10,295            (13,795)
                                                            ----------     -----------         -----------        -----------

            Net cash provided from operating activities        799,040       1,475,940           1,569,234          1,038,955
                                                            ----------     -----------         -----------        -----------

Cash flows from investing activities:
   Purchases of furniture and equipment                              0         (44,088)            (76,599)           (33,545)
                                                            ----------     -----------         -----------        -----------
           Net cash used in investing activities                     0         (44,088)            (76,599)           (33,545)
                                                            ----------     -----------         -----------        -----------
Cash flows from financing activities:
   Subchapter S distribution                                  (980,200)     (1,133,225)         (1,298,088)        (1,015,656)
                                                            ----------     -----------         -----------        -----------
           Net cash used in financing activities              (980,200)     (1,133,225)         (1,298,088)        (1,015,656)

Net increase (decrease) in cash and cash equivalents          (181,160)        298,267             194,547            (10,246)

Cash and cash equivalents at beginning of the year             198,157           3,610               3,610             13,856
                                                            ----------     -----------         -----------        -----------

Cash and cash equivalents, end of period or year            $   16,997     $   301,877         $   198,157       $      3,610
                                                            ==========     ===========         ===========       ============



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


                             EASTERN TELECOM, INC.

                         NOTES TO FINANCIAL STATEMENTS
                          Year Ended December 31, 1995


1.     Summary of Significant Accounting Policies

       A. The Company's Business. Eastern Telecom, Inc. (the Company) is primarily engaged in selling the network services of NYNEX, Southern New England Telephone (SNET), other telephone operating companies, and long distance carriers. The significant expense associated with network revenue is sales commissions.

            Revenues derived from NYNEX and SNET in 1995 and 1994 represented 99% of the Company's total revenues. Accounts receivable from these significant customers amounted to 100% of total accounts receivable at December 31, 1995 and 1994.

       B. Cash and Cash Equivalents. The Company considers all highly-liquid investments with a maturity of three months or less when purchased to be cash equivalents.

       C. Property, Plant and Equipment. Property, plant and equipment is stated at cost. Depreciation is computed principally by the straight-line method for financial reporting purposes.

       D. Revenue Recognition. Commission revenue from the sale of network services is recognized when the service is ordered or when commissions are based on usage, revenues are recognized as earned. Long distance usage income is recognized as the usage accrues on the network.

       E. Income Taxes. The Company is an S Corporation as defined in the Internal Revenue Code. Accordingly, no federal and certain state income taxes are provided since the Company's income is included in the shareholder's individual income tax returns on a pro rata basis.

       F. Use of Estimates. The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.     Leases

       A. The Company leases various office facilities under operating lease agreements for two or three years with options to renew under certain conditions. The following is a schedule of future minimum lease payments, excluding any possible additional rent to cover certain increased expenses of the landlord, for operating leases as of December 31, 1995.


             Year ending December 31

                     1996             $81,900
                     1997              76,140
                     1998              72,545
                                     --------
                                     $230,585
                                     ========

            Rental expense for office facility leases amounted to $56,016 and $51,834 in 1995 and 1994, respectively.

3.     Defined Contribution Plan

       A. In January 1995, the Company established a defined contribution plan (401(k) plan) covering all employees who meet certain eligibility requirements. Participants may make contributions to the plan up to 15% of their compensation (as defined) up to a maximum of $9,240. The Company may make a matching contribution of 10% of the first 6% of salary up to a maximum of $150,000. Matching contributions are fully vested after six years. Employee contributions to the plan were $105,334 in 1995. Administrative costs paid by the Company were $1,500.

4.     Income Tax

       A. Income tax expense amounted to $34,292 in 1995 and $38,443 in 1994, and consisted primarily of state income taxes.












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




                                  INTRODUCTION


On October 2, 1996, VSI Enterprises, Inc. (VSI) acquired all outstanding shares of Eastern Telecom, Inc. (ETI) in exchange for $3,500,000 in cash and the issuance of 2,135,093 shares of VSI common stock. The transaction was effected via merger of ETI with and into ETI Acquisition Co., a wholly-owned subsidiary of VSI. Total consideration paid by VSI was approximately $9,200,000 including $200,000 of acquisition costs. VSI common shares were valued based upon the thirty-day average closing bid price immediately preceding the purchase agreement. The transaction was accounted for as a purchase. The pro forma condensed consolidated statements of operations for the nine months ended September 30, 1996 and 1995, and for the year ended December 31, 1995, assume that the transaction took place on January 1, 1995. The condensed consolidated balance sheet as of September 30, 1996 assumes that the transaction took place on September 30, 1996. Such pro forma financial statements also reflect the issuance of $5 million of 5% convertible debentures.

The unaudited pro forma condensed financial statements have been prepared by the Registrant based on assumptions deemed proper by it. The unaudited pro forma condensed consolidated financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future results of operations of the Registrant or results of operations of the Registrant that would have actually occurred had the transaction been in effect for the periods presented.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of the Registrant.
















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

                         PROFORMA FINANCIAL INFORMATION

                     VSI ENTERPRISES, INC. AND SUBSIDIARIES
                 PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1996
                                  (UNAUDITED)


                                                                                               Pro forma Adjustments
                                                                                  ------------------------------------------------
                                                                                                  Purchase Price
                                                                 Historical             ETI         Allocation        Pro Forma
----------------------------------------------------------------------------------------------------------------------------------
                                                                    (a)                 (b)
ASSETS

Current assets:
   Cash and cash equivalents                                    $  6,480,943          $   16,997      (3,500,000)(d)   2,997,940
   Accounts receivable, net                                        3,696,514           1,442,969                       5,139,483
   Cost and estimated earnings in excess of billings on
       uncompleted contracts                                         -
   Inventories, net                                                3,595,562                                           3,595,562
   Rental and demonstration inventory, net                         1,099,809                                           1,099,809
   Prepaid expenses                                                  392,451              15,208                         407,659
                                                                 -----------          ----------      ----------      ----------

Total current assets                                              15,265,279           1,475,174      (3,500,000)     13,240,453
                                                                 -----------          ----------      ----------      ----------

Property and equipment, net                                        1,520,666             108,665                       1,629,331
Software Development Costs                                           976,485                                             976,485
Costs in excess of net assets acquired, net                          701,979                           7,930,695 (c)   8,632,674
Other assets                                                         278,658               3,500                         282,158
                                                                 -----------          ----------      ----------      ----------

                                                                $ 18,743,067          $1,587,339       4,430,695      24,761,101
                                                                ============          ==========      ==========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Notes payable                                                $    509,162          $                                  509,162
   Bank credit facilities                                            113,607                                             113,607
   Accounts payable                                                2,702,966                                           2,702,966
   Accrued expenses                                                  977,937             318,034         200,000 (d)   1,495,971
   Billings in excess of costs and estimated
     earnings on uncompleted contracts                               -
   Deferred revenue                                                  583,577                                             583,577
                                                                 -----------          ----------      ----------      ----------

Total current liabilities                                          4,887,249             318,034         200,000       5,405,283

5% Convertible debentures                                          5,000,000                                           5,000,000

Stockholders' equity:
   Common stock, authorized 46,000,000 shares of
      $.00025 par value; issued and outstanding
      36,819,629 and 34,525,506 shares, respectively                   9,205               1,000             538 (d)       9,743
                                                                                                          (1,000)(c)
   Additional paid-in-capital                                     31,555,586                           5,499,462 (c)  37,055,048
   Accumulated deficit                                           (22,589,503)          1,268,305      (1,268,305)    (22,589,503)
   Cumulative translation adjustment                                (119,471)                                           (119,471)
                                                                 -----------          ----------      ----------      ----------

Total stockholders' equity                                         8,855,817           1,269,305       4,230,695      14,355,817
                                                                 -----------          ----------      ----------      ----------

                                                                $ 18,743,067          $1,587,339       4,430,695      24,761,101
                                                                ============          ==========      ==========      ==========



 (a) - As restated for pooling of interests with INS
 (b) - ETI historical balance sheet
 (c) - Cost in excess of net assets acquired of ETI
 (d) - Reflect $3.5 million cash paid, $200,000 acquisition related costs, and 2.135,093 common shares for acquisition of ETI common shares



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


                        PRO FORMA FINANCIAL INFORMATION

                     VSI ENTERPRISES, INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)


                                                                        Pro Forma Adjustments
                                                               ---------------------------------------
                                               Historical      ETI  (a)        Other        Pro Forma
                                               ----------     ----------      -----------  -----------
Sales                                          11,251,228      4,012,356                    15,263,584

Costs and expenses
 Cost of product sales                          8,356,521                                    8,356,521
 Selling, general and administrative            6,829,374      2,735,598        302,500 (b)  9,867,472
 Research and development                         938,969              0                       938,969
                                               ----------      ---------      ---------     ----------
                                               16,124,864      2,735,598        302,500     19,162,962
                                               ----------      ---------      ---------     ----------

 Income (loss) from operations                 (4,873,636)     1,276,758       (302,500)    (3,899,378)

Other expenses                                   (352,024)                      187,500 (c)   (164,524)
                                               ----------      ---------      ---------     ----------

Net income (loss) from continuing operations
  before income taxes                          (5,225,660)     1,276,758       (490,000)    (3,734,855)

Income taxes                                       53,772         26,000                        79,772
                                               ----------      ---------      ---------     ----------

Net income (loss) from continuing operations   (5,171,888)     1,250,758       (490,000)    (3,814,627)
                                               ==========      =========      =========     ==========

Weighted average shares outstanding            35,666,183                     2,135,093 (d) 37,801,276
                                               ==========                     =========     ==========
Net loss per common share
  from continuing operations                        (0.15)                                       (0.10)
                                                     ====                                         ====



 (a) - To consolidate results of operations of ETI
 (b) - To reflect amortization of goodwill and debt issuance costs
 (c) - To reflect interest expense of $187,500 on convertible debentures
 (d) - To reflect VSI common shares issued in connection with acquisition

                        PRO FORMA FINANCIAL INFORMATION

                     VSI ENTERPRISES, INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)


                                                                      Pro Forma Adjustments
                                                            ---------------------------------------
                                             Historical      ETI  (a)        Other        Pro Forma
                                             ----------     ----------      ----------   ----------
Sales                                        20,450,958      4,618,014                    25,068,972

Costs and expenses
 Cost of product sales                       14,254,755                                   14,254,755
 Selling, general and administrative          9,119,523      2,831,439        403,000 (b) 12,353,962
 Research and development                       953,955              0                       953,955
                                             ----------      ---------      ---------     ----------
                                             24,328,233      2,831,439        403,000     27,562,672
                                             ----------      ---------      ---------     ----------

 Income (loss) from operations               (3,877,275)     1,786,575       (403,000)    (2,493,700)

Other expenses                                  680,616                       120,000 (c)    800,616
                                             ----------      ---------      ---------     ----------
Net income (loss) from continuing operations
  before income taxes                        (4,557,891)     1,786,575       (523,000)    (3,294,316)

Income taxes                                     10,483         34,292                        44,775
                                             ----------      ---------      ---------     ----------

Net income (loss) from continuing operations (4,568,374)     1,752,283       (523,000)    (3,339,091)
                                             ==========      =========      =========     ==========

Weighted average shares outstanding          31,089,238                     2,135,093 (d) 33,224,331
                                             ==========                     =========     ==========
Net loss per common share
  from continuing operations                      (0.15)                                       (0.10)
                                                   ====                                         ====



 (a) - To consolidate results of operations of ETI
 (b) - To reflect amortization of goodwill and debt issuance costs
 (c) - To reflect interest expense of $250,000 on convertible debentures less $130,000 reduction in interest as a result of $1.5 million repayment on lines of credit from net proceeds of convertible proceeds
 (d) - To reflect VSI common shares issued in connection with acquisition

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                        VSI ENTERPRISES, INC.




Date:   November 21, 1996               /s/ Richard K. Snelling
        ----------------------------------------------------------------------
                                        Chairman & Chief Executive Officer






                                        /s/ B.R. Brewer
                                        -----------------------------------
                                        President & Chief Operating Officer




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